Exhibit 1.01

CLEAN ENERGY FUELS CORP.

Conflict Minerals Report

For the Reporting Period from January 1, 2017 to December 31, 2017

This Conflict Minerals Report (the “Report”) of Clean Energy Fuels Corp. (together with its consolidated subsidiaries, the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”). As permitted by applicable guidance of the Securities and Exchange Commission, the Company did not obtain an independent private sector audit within the meaning of the Rule.

Overview of the Company and the Rule

The Company is the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents (“GGEs”) of renewable natural gas (“RNG”), compressed natural gas (“CNG”) and liquefied natural gas (“LNG”) delivered. The Company’s principal business is supplying RNG, CNG and LNG (RNG can be delivered in the form of CNG or LNG) for light, medium and heavy-duty vehicles and providing operation and maintenance (“O&M”) services for vehicle fleet customer stations. As a comprehensive solution provider, the Company also designs, builds, operates and maintains fueling stations; sells and services natural gas fueling compressors and other equipment used in CNG stations and LNG stations; offers assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets; transports and sells CNG and LNG via “virtual” natural gas pipelines and interconnects; procures and sells RNG; sells tradable credits it generates by selling RNG and conventional natural gas as a vehicle fuel, including Renewable Identification Numbers under the federal Renewable Fuel Standard Phase 2 and credits under the California and Oregon Low Carbon Fuel Standards; helps its customers acquire and finance natural gas vehicles; and obtains federal, state and local tax credits, grants and incentives. In addition, before March 31, 2017, the Company produced RNG at its own production facilities (which the Company sold, along with certain of its other RNG production assets), and before December 29, 2017, the Company manufactured, sold and serviced natural gas fueling compressors and other equipment used in CNG stations (which it combined with another company’s natural gas fueling compressor business in a newly formed joint venture, in a transaction the Company refers to as the “CEC Combination”). The Company serves fleet vehicle operators in a variety of markets, including heavy-duty trucking, airports, refuse, public transit, industrial and institutional energy users, and government fleets. As of March 31, 2018, the Company served nearly 1,000 fleet customers operating over 46,000 natural gas vehicles, and the Company owned, operated or supplied over 530 natural gas fueling stations in 41 states in the United States and four provinces in Canada.

The Rule requires disclosure of certain information if a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of the products. The Rule also requires such companies to conduct certain inquiries reasonably designed to determine whether such minerals originated in the countries specified in the Rule. The minerals specified in the Rule, which are collectively referred to in this Report as the “Conflict Minerals,” consist of gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The countries specified in the Rule, which are collectively referred to in this Report as the “Covered Countries,” consist of the Democratic Republic of the Congo and all countries that share an international border with the Democratic Republic of the Congo, which presently consists of the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain aspects of the Company’s operations involve the manufacture, or contracting for manufacture, of products for which the Conflict Minerals are necessary to the functionality or production of the products.

When this Report uses the term “Compliant,” it means the applicable mine, smelter or refiner has been verified as complying with the Responsible Minerals Assurance Process (“RMAP,” formerly the Conflict-Free Smelter Program or CFSP) of the Responsible Mining Initiative (“RMI,” formerly the Conflict-Free Sourcing Initiative or CFSI) or an equivalent third-party audit program, and when this Report uses the term “Active,” it means the applicable mine, smelter or refiner has agreed to participate in the RMAP but has not yet completed the program to become Compliant.

The Company’s Products Covered by this Report

This Report covers products: (i) for which one or more Conflict Minerals is necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. These products, which are collectively referred to in this Report as the “Covered Products,” consist of the following:

•	CNG Compressors – This product category includes products that create CNG by compressing natural gas, as well as replacement parts for such products. Products in this category ceased to be Covered Products upon consummation of the CEC Combination, because these products are not manufactured or contracted to be manufactured by the Company after such date.

•	CNG Dispensers – This product category includes products that dispense CNG into vehicles, as well as replacement parts for such products. Products in this category ceased to be Covered Products upon consummation of the CEC Combination, because these products are not manufactured or contracted to be manufactured by the Company after such date.

•	CNG Pressure Reduction Systems – This product category includes systems that reduce the pressure of the natural gas that is supplied to a location, as well as replacement parts for such products. Products in this category ceased to be Covered Products upon consummation of the CEC Combination, because these products are not manufactured or contracted to be manufactured by the Company after such date.

•	LNG Pumps – This product category includes products that offload LNG from cryogenic tanker trailers into storage tanks at LNG fueling stations and deliver LNG to dispensers from storage tanks, as well as replacement parts for such products.

•	LNG Dispensers – This product category includes products that dispense LNG into vehicles, as well as replacement parts for such products.

•	Fueling Station Support Panels – This product category includes electrical storage panels used in natural gas fueling stations, as well as replacement parts for such products. A fueling station support panel houses the point of sale system that tracks dispenser transactions, the communications system, purge fans, a digital video recorder and camera to record activities at the station and power circuits for station lighting and electrical control.

Third-party products the Company sells at retail but does not manufacture or contract to manufacture are outside the scope of this Report.

Overview of the Company’s Supply Chain

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of the Covered Products. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are necessary to the functionality or production of the Covered Products. Moreover, the Company believes the mines, smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company has sought to identify the applicable mines, smelters and refiners of Conflict Minerals in the Company’s supply chain.

The Company’s Conflict Minerals Policy

The Company maintains a policy relating to the sourcing of Conflict Minerals (the “Company Policy”), which provides as follows:

•	The Company is guided by its core beliefs and values as stated in the Company’s Code of Ethics. The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business. The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base. The Company is committed to sourcing its products responsibly, and it expects its suppliers to also source materials from responsible suppliers.

•	The Company expects its suppliers to partner with it to comply with the Rule. The Company expects its suppliers to:

o	Complete the Company’s Conflict Minerals survey, identifying whether any Conflict Mineral is present in the material that they sell to the Company and the smelter, refiner or mine that originally provided it (for this purpose, the Company’s direct suppliers may have to require successive upstream suppliers to complete the Company’s Conflict Minerals survey until the applicable smelter, refiner or mine is identified);

o	Agree to cooperate fully with the Company in connection with any due diligence that the Company chooses to perform with respect to its inquiries; and

o	When the Company deems it necessary, to provide reasonable proof of the due diligence performed by the supplier to support the information provided by the supplier to the Company.

•	The Company evaluates its relationships with its suppliers on an ongoing basis, and reserves the right to consider the extent to which a supplier has failed to reasonably comply with the Company Policy in the course of such evaluation.

The Company has designed its Conflict Minerals reporting efforts, including the design and implementation of the Company Policy, to align and comply with the Rule. The full text of the Company Policy is available at http://investors.cleanenergyfuels.com/corporate-governance.cfm. The foregoing website reference and all other such references in this Report are intended to be inactive textual references, and the contents of the Company’s website are not intended to be incorporated into this Report.

The Company’s Reasonable Country of Origin Inquiry

The Company has conducted in good faith a reasonable country of origin inquiry (“RCOI”) regarding the Conflict Minerals. This RCOI was reasonably designed to determine whether any of the Conflict Minerals necessary to the functionality or production of a Covered Product originated in the Covered Countries or may be from recycled or scrap sources. Based on the RCOI, the Company has reason to believe that some of the necessary Conflict Minerals contained in the Covered Products may have originated from the Covered Countries or may not be from recycled or scrap sources. As a result, the Company exercised due diligence on the source and chain of custody of such Conflict Minerals, as described below.

Due Diligence Process

Due diligence process design

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition (2016), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”).

Due diligence performed

Below is a summary of the Company’s due diligence process performed in the Reporting Period regarding the sourcing of the necessary Conflict Minerals contained in the Covered Products. The description below is intended to provide a summary of the Company’s due diligence process, and thus the measures described below are not the only measures the Company took in the Reporting Period in furtherance of the Company Policy or pursuant to the Rule and the OECD Guidance.

OECD Guidance Step 1: Maintain a management system

•	The Company continued to make the Company Policy publicly available.

•	The Company maintained a working group that oversaw its due diligence process (the “Working Group”). The Working Group was led by the Company’s Senior Vice President, Corporate Transactions and Chief Legal Officer, and also included the Company’s Director, Supply Chain; the Supplier Development Specialist of the Company’s former consolidated subsidiary Clean Energy Compression (which the Company no longer consolidates following consummation of the CEC Combination), the Supply Chain Manager of the Company’s subsidiary Clean Energy Cryogenics; and the Company’s Director, Legal Affairs. The Company also engaged an external service provider to support the due diligence process.

•	The Company continued to use RMI’s Conflict Minerals Reporting Template (the “Template”) as a means for collecting information related to the use and origin of Conflict Minerals (including smelter data) in the Company’s supply chain.

OECD Guidance Step 2: Identify and assess risks

•	The Company contacted its 82 identified in-scope suppliers and provided them with a summary of the Rule, links to the Template and the Company Policy, and contact information for the Company.

•	To aid in the identification and assessment of potentially adverse impacts, the Company defined several “Red Flags,” or indicators that one or more items in a supplier’s completed Template or other response to the Company’s due diligence inquiries are worthy of further action by the Company. The Red Flags were designed to ensure that the Template has been completed in full, and also to capture (i) the reasonableness of responses using logic checks; (ii) whether a supplier has initiated its own due diligence on minerals sourcing; (iii) whether any Conflict Minerals are sourced from one of the Covered Countries, and (iv) whether the mines, smelters or refiners identified by suppliers are Compliant or Active.

•	Suppliers that did not submit the Template by the requested deadline or presented Red Flags were contacted by members of the Working Group.

OECD Guidance Step 3: Design and implement strategy to respond to risk

•	The Working Group reported the findings of the due diligence process to the Company’s senior management and Board of Directors.

•	The Company maintained a risk management plan that establishes supplier risk management strategies, and followed up with suppliers as needed in accordance with this plan.

OECD Guidance Step 4: Carry out independent third-party audits of the supply chain

•	The Company relied on the RMI and that organization’s RMAP for independent third-party audits of the mines, smelters and refiners in its supply chain.

•	As noted above, and in accordance with applicable guidance, the Company did not obtain an independent private sector audit within the meaning of the Rule.

OECD Guidance Step 5: Report on supply chain due diligence

•	The Company is reporting the results of the due diligence it performed by providing this Report as Exhibit 1.01 to a Form SD filed with the Securities and Exchange Commission. The Company also has made this Report publicly available on its website.

Results of Due Diligence Performed

The Company’s efforts to determine the mine or location of origin of the necessary Conflict Minerals contained in the Covered Products with the greatest possible specificity consisted primarily of the due diligence measures described in this Report. The Company received responses from 76% of its identified in-scope suppliers, which is an increase in supplier participation from 69% for the prior reporting period (the 2016 calendar year).

Based on the information provided by the Company’s suppliers, and taking into account the supplier responses described in the preceding paragraph, the Company believes the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products include the processing facilities listed in Tables 1, 2 and 3 in Appendix A to this Report. Of the 322 processing facilities identified by the Company’s suppliers as being in the supply chain for the Covered Products, 252 have been validated as Compliant, eight have been confirmed as Active, and 62 have not been confirmed as Compliant or Active.

Based on its due diligence efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products. Based on the information provided by the Company’s suppliers, however, the Company has reason to believe that some of the necessary Conflict Minerals contained in the Covered Products may have originated from the Covered Countries or may not be from recycled or scrap sources.

Additional Future Measures

The Company aims to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Covered Products finance or benefit armed groups (perpetrators of serious human rights abuses) in the Covered Countries:

•	Continue to enhance its employee training relating to the Rule, the Company Policy and the Company’s procedures to identify and work with in-scope suppliers.

•	Continue to engage with suppliers to help them better understand the Rule and the Company Policy and to obtain accurate and complete information about the origin of Conflict Minerals in the Company’s supply chain, including improving the quality of the processing facility data provided by suppliers.

•	Seek opportunities to assist suppliers in building capabilities with a view to improving due diligence performance.

•	Continue its initiative to include language in its new supply contracts that requires suppliers to comply with the Company Policy.

•	Continue to engage in industry initiatives that encourage Compliant supply chains.

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of products that contain Conflict Minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals contained in the Covered Products. The supply chain of commodities such as the Conflict Minerals is a complex and multi-step process that involves a number of different parties. Because the Company does not have direct contractual relationships with mines, smelters and refiners, its due diligence processes must rely on information provided by its direct suppliers, as well as similar information provided to those suppliers within their supply chains, to identify the original sources of the necessary Conflict Minerals contained in the Covered Products. The results of the Company’s due diligence efforts could contain inaccuracies or incomplete information due to this process of collecting information. Further, many suppliers’ responses represent the supply chain at a company-level rather than being product-specific, and as a result, the list of processing facilities disclosed in this Report may contain facilities that did not actually process the

Conflict Minerals contained in the Covered Products. In addition, the Company relies on information collected and provided by independent third-party audit programs, such as the RMAP of the RMI, and these sources of information may yield unreliable, inaccurate or incomplete information due to a variety of factors, including human or other errors or fraudulent actions.

Forward-Looking Statements

This Report contains forward-looking statements regarding the Company’s business, products and Conflict Minerals efforts, including steps the Company intends to take to improve its due diligence measures. Words such as “expects,” “believes,” “aims” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. All statements made in this Report concerning future matters that are not historical in nature are forward-looking statements. Although forward-looking statements in this Report reflect the Company’s good faith judgment, such statements can only be based on facts and assumptions currently known by the Company. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated or implied by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, among others: the risk that information reported to the Company by its suppliers, or other industry information used by the Company, may be inaccurate; the risk that mines, smelters or refiners may not participate in the RMAP or equivalent third-party audit programs, which are voluntary initiatives; and risks related to the Company’s compliance with government regulations and policies, which, among other risks, are discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. Forward-looking statements are not predictions of future events, and readers should not rely on them as such. All forward-looking statements included in this Report speak only as of the date of this Report, and the Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Appendix A

Tables of Our Conflict Minerals Processing Facilities

Table 1. Compliant processing facilities as of May 15, 2018.

The following processing facilities that were reported as being in the Company’s supply chain have been validated as Compliant:

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN

Metal	Processing Facility Name	Processing Facility Location
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND

Metal	Processing Facility Name	Processing Facility Location
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	SAAMP	FRANCE
Gold	Italpreziosi	ITALY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Metal	Processing Facility Name	Processing Facility Location
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Metal	Processing Facility Name	Processing Facility Location
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Metal	Processing Facility Name	Processing Facility Location
Tin	PT Inti Stania Prima	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Metal	Processing Facility Name	Processing Facility Location
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Table 2. Active processing facilities as of May 15, 2018.

The following processing facilities that were reported as being in the Company’s supply chain have been confirmed as Active:

Metal	Processing Facility Name	Processing Facility Location
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	L’Orfebre S.A.	ANDORRA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tin	Modeltech Sdn Bhd	MALAYSIA

Table 3. Processing facilities not Compliant or Active as of May 15, 2018.

The following processing facilities that were reported as being in the Company’s supply chain have not been confirmed as Compliant or Active:

Metal	Processing Facility Name	Processing Facility Location
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Caridad	MEXICO
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN

Metal	Processing Facility Name	Processing Facility Location
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA

Metal	Processing Facility Name	Processing Facility Location
Gold	African Gold Refinery	UGANDA
Tantalum	Duoluoshan	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Super Ligas	BRAZIL
Tin	PT O.M. Indonesia	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA